UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12
Transmeta Corporation

(Name of Registrant as Specified In Its Charter)
Novafora, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Filed by Novafora, Inc.
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Transmeta Corporation
Commission File No.:

Contacts:	Investors:
Sujan Jain	Kristine Mozes
Transmeta Corporation	Mozes Communications LLC
(408) 919-3000	(781) 652-8875
TRANSMETA CORPORATION AGREES TO BE ACQUIRED BY NOVAFORA INC.
SANTA CLARA AND SAN JOSE, CA—NOVEMBER 17, 2008 – Transmeta Corporation (Nasdaq: TMTA) and Novafora, Inc. today announced they have signed a definitive agreement for Transmeta to be acquired by Novafora for $255.6 million in cash, subject to certain working capital adjustments. Novafora is a privately held fabless semiconductor company in San Jose, California that develops a family of digital video processors.
Under the terms of the agreement, and based on current estimates of Transmeta’s future working capital and other adjustments at the effective time of the merger, stockholders are expected to receive between $18.70 and $19.00 for each outstanding share of Transmeta’s common stock.
The merger has been unanimously approved by Transmeta’s and Novafora’s Board of Directors and is subject to Transmeta’s stockholder approval and other customary closing conditions.
The agreement provides, among other things, that Transmeta may not enter into any future licensing transaction prior to closing of the merger without Novafora’s consent. The acquisition is expected to close in the first quarter of 2009. After the closing of the merger, Transmeta’s common stock will cease to trade.
The Company also announced, in a separate release today, that it has entered into a non-exclusive patent license agreement with Advanced Micro Devices (AMD). Under the terms of the agreement, AMD will transfer to Transmeta 700,000 shares of Transmeta’s Series B Preferred Stock held by AMD.
“We are pleased with the value that we will be able to return to our stockholders as a result of this acquisition agreement with Novafora,” said Les Crudele, president and CEO of Transmeta. “We believe the deal is a win for all our stockholders. We have spent the past several months extensively exploring our strategic options and believe that the agreement with Novafora best serves the interest of our stockholders.”
“Transmeta’s innovative technology and the expertise of its employees are valuable additions to Novafora,” said Zaki Rakib, CEO of Novafora. “Adding Transmeta’s power management technology to our video processor will advance our vision of making our products applicable across the broadest range of video-oriented devices.”
Piper Jaffray & Co. served as financial advisor to Transmeta and Fenwick & West LLP served as its legal advisor. GCA Savvian served as financial advisor to Novafora and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Gross Kleinhendler Hodak Halevy Greenberg & Co. (GKH) and Davis Polk & Wardwell served as its legal advisors.
More details will be provided during Transmeta’s third quarter conference call. The call, which was previously scheduled for today at 5:00 p.m. Eastern time/2:00 p.m. Pacific time, has been rescheduled to Tuesday, November 18, 2008 at 9:00 a.m. Eastern time/6:00 a.m. Pacific time. The conference call will be available live over the Internet at the investor relations section of Transmeta’s website at www.transmeta.com. To listen to the conference call, please dial (785) 830-1997. A recording of the conference call will be available for one week, starting one hour after the completion of the call, until 11:59 p.m. Pacific time on November 24, 2008. The phone number to access the recording is (719) 457-0820, and the passcode is 2156284.
About Transmeta Corporation
Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, Transmeta first became known for designing, developing and selling its highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. Transmeta is presently focused on developing and licensing its advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices, and in licensing its computing and microprocessor technologies to other companies. To learn more about Transmeta, visit www.transmeta.com.
Transmeta, LongRun and LongRun2 are trademarks of Transmeta Corporation.
About Novafora
Novafora is a video processor company enabling OEMs to deliver on the promise of the digital video revolution – the highest quality video, anywhere, on any display device and at any time. Novafora was founded in 2004 by a group of successful entrepreneurs and video experts and is backed by leading venture capital firms. More information on the company can be found on its website www.novafora.com.
Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning the amount of cash consideration to be received by Transmeta stockholders, the timing and likelihood of closing of the proposed merger and the potential benefits of the proposed merger. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from actual results or future events. These risks and uncertainties include, among others, the satisfaction of closing conditions to the proposed merger, Transmeta’s estimates of its operating costs prior to closing the proposed merger, failure of Transmeta stockholders to approve the proposed merger, costs related to the proposed merger, general economic and political conditions in the U.S. and abroad, and other risks affecting Transmeta’s and Novafora’s respective businesses generally, including, with respect to Transmeta, those risks discussed in our most recent reports on Forms 10-K and 10-Q. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Additional Information and Where to Find It
Transmeta will file a proxy statement with the SEC in connection with the proposed merger. Investors and stockholders of Transmeta are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information regarding Novafora, Transmeta, the proposed merger, the persons soliciting proxies in connection with the proposed merger on behalf of Transmeta and the interests of those persons in the proposed merger and related matters. Transmeta intends to mail the proxy statement to its stockholders as soon as practicable. Investors and stockholders will be able to obtain a copy of the proxy statement and other documents filed by Transmeta with the SEC free of charge at the Web site maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by Transmeta are available free of charge by contacting Transmeta Investor Relations (Kristine Mozes, 781-652-8875).
Participants in Solicitation
Transmeta, and its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Transmeta in connection with the proposed merger and related items. Information regarding the directors and executive officers of Transmeta and their ownership of Transmeta stock is set forth in Transmeta’s proxy statement for Transmeta’s 2008 annual meeting of stockholders, which was filed with the SEC on August 25, 2008. Investors and stockholders may obtain additional information regarding the interests of those participants by reading the proxy statement relating to the proposed merger when it becomes available. Investors and stockholders can obtain a copy of that proxy statement free of charge at the Web site maintained by the SEC at http://www.sec.gov.
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